Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-143886, 333-147731, 333-152740, 333-155065, 333-159868, 333-163736, 333-166723, 333-173865 and 333-177095) on Form S-3 (File Nos. 333-148411, 333-148713, 333-152449, 333-158304, 333-159894 and 333-165739 and 333-186488) and on Form S-4 (File Nos. 333-145639-01, 333-150823, 333-163968-05, 333-172765-05, and 333-172963-05) of Energy XXI (Bermuda) Limited of our reports dated August 21, 2013 with respect to the consolidated financial statements of Energy XXI (Bermuda) Limited and subsidiaries as of June 30, 2013 and 2012, and for each of the three fiscal years in the period ended June 30, 2013, and to the effectiveness of Energy XXI (Bermuda) Limited and subsidiaries’ internal control over financial reporting as of June 30, 2013, which appear in this Annual Report on Form 10-K for the year ended June 30, 2013.

/s/ UHY LLP

Houston, Texas

August 21, 2013